Exhibit 10.1

FIFTH AMENDMENT TO
EMPLOYMENT AGREEMENT

     THIS AGREEMENT, entered into as of the 17th day of February, 2005, by and between Rural Cellular Corporation (“RCC” or “Company”) and Richard P. Ekstrand (the “Employee”).

     WHEREAS, the Company and the Employee have heretofore entered into an Employment Agreement dated as of January 22, 1999, which was amended effective January 1, 2001, July 24, 2001, August 23, 2001, and February 27, 2003 (as amended, the “Employment Agreement”), which agreement is now in full force and effect;

     WHEREAS, the Employment Agreement provides certain protections for the Employee in the event of a change in control of the Company; and

     WHEREAS, the Company’s Board of Directors has determined it is appropriate, and in the best interests of the Company and its shareholders, to modify the Employment Agreement to reinforce and encourage the Employee’s continued attention and dedication to his assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change in control;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Company and the Employee agree as follows:

1.	Section 11(b) of the Employment Agreement is hereby amended in its entirety, to read as follows:

     (b)     If the Employee satisfies the requirements set forth in paragraph (a), the Employee shall be paid an amount equal to the sum of (A) 299% of the Employee’s average annual base salary for the three fiscal years immediately preceding the date of the Employee’s termination of employment plus (B) 299% of the average of the annual bonus and/or incentive payments (excluding “pay to stay” or similar bonuses) paid to the Employee for the three fiscal years immediately preceding the date of the Employee’s termination of employment.

     Said amount shall be paid to the Employee in one lump sum, within five days after the Employee’s termination of employment.

2.	Section 11 of the Employment Agreement is hereby amended to add the following:

     (h)     In the event of the occurrence of a Change in Control, the Company shall pay all premiums remaining on any long-term care insurance policy then being provided by the Company for the benefit of the Employee and his spouse, provided that the Employee is employed by the Company on the date of the Change in Control.

3.	Except to the extent specifically amended by this Agreement, the Employment Agreement shall continue in full force and effect.

* * *

ATTEST		RURAL CELLULAR CORPORATION

By	/s/ Ann Newhall	By	/s/ Wesley E. Schultz

	Secretary		Wesley E. Schultz Executive Vice President and Chief Financial Officer

WITNESS

/s/ Nancy A. Gilbertson			/s/ Richard P. Ekstrand

Richard P. Ekstrand

2